EXHIBIT 4.2
                          STOCK SUBSCRIPTION AGREEMENT


The undersigned corporation (the "Purchaser"), a corporation formed under the laws of the State of California, hereby subscribes for the purchase of 100,000 shares of the common stock (the "Shares") of Bioject Medical Technologies Inc., an Oregon corporation (the "Corporation"), on the terms and conditions set forth in that certain Asset Purchase Agreement dated March 23, 1998 (the "Asset Purchase Agreement").

The Purchaser is aware that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, in reliance on exemptions from such registration. It is understood that reliance by the Corporation on such exemptions is predicated in part upon the truth and accuracy of the statements made by the Purchaser in this Stock Subscription Agreement.

The undersigned hereby represents and warrants that the duly authorized representatives of the Purchaser:

(i) has read and carefully considered the Corporation's periodic reports filed with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934;

(ii) either alone or with the assistance of the Purchaser's professional advisors, have such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of Purchaser's purchase of the Shares;

(iii) the Purchaser has sufficient financial resources to be able to bear the risk of the Purchaser's investment in the Shares; and

(iv) have either spoken or met with, or been given reasonable opportunity to speak with or meet with, representatives of the Corporation for the purpose of asking questions of, and receiving answers and information from, such representatives concerning the Purchaser's investment in the Shares.

The undersigned hereby represents and warrants that the Purchaser is purchasing the Shares for its own account for investment purposes and not with a present view toward the sale or distribution of all or any part of the Shares. No one other than the Purchaser has any beneficial interest in the Shares.

It is understood that, because the Shares have not been registered under the Securities Act, (i) the Shares have the status of securities acquired in a transaction under Section 4(2) of the Securities Act; and (ii) the Shares cannot be sold unless the Shares are subsequently registered or an exemption from registration is available.

The undersigned agrees that Purchaser will in no event sell or distribute all or any part of the Shares unless (i) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares, or (ii) the Corporation receives an opinion of the undersigned's legal counsel, in form acceptable to the Corporation, stating that such transaction is exempt from registration, or (iii) the Corporation otherwise satisfies itself that such transaction is exempt from registration.

The undersigned consents to (i) the placing of the legend set forth below on the certificate representing the Shares stating that the Shares have not been registered and setting forth the restriction on transfer contemplated hereby and
(ii) the placing of a stop transfer order on the books of the Corporation and with any transfer agents against the Shares.
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The following legend shall be placed on certificates representing the Shares:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATED FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE CORPORATION, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDER'S COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT."

The parties acknowledge that the Asset Purchase Agreement contains a provision relating to the registration of the Shares, which is not affected by this Stock Subscription Agreement. It is understood that except to the extent expressly set forth in the Asset Purchase Agreement, the Corporation has no other obligation to the Purchaser to register the Shares under the Securities Act and has not otherwise represented to the undersigned that it will register the Shares.

THE UNDERSIGNED HAS CAREFULLY READ THE FOREGOING AND UNDERSTANDS THAT IT RELATES TO RESTRICTIONS UPON THE PURCHASER'S ABILITY TO SELL AND/OR TRANSFER ITS SECURITIES.


Dated: March 23, 1998


Vitajet Corporation


/s/ Sergio Landau
By: Sergio Landau
Its: President
Address: 27071 Cabot Road, Suite 110
         Laguna Hills, CA 92653


                                   ACCEPTANCE


The foregoing Stock Subscription Agreement and the consideration reflected therein are hereby accepted.


Dated: March 23, 1998



Bioject Medical Technologies Inc.



/s/ James O'Shea
By: James O'Shea
Its: Chairman, President and
     Chief Executive officer